EXHIBIT 11.0


                            DIGITAL BIOMETRICS, INC.
                   STATEMENT RE: COMPUTATION OF LOSS PER SHARE

The per share computations are based on the weighted average number of common shares outstanding during the periods.

                                                        Three Months Ended                Six Months Ended
                                                             March 31,                        March 31,
                                                  -----------------------------     -----------------------------
                                                      1998             1997             1998              1997
                                                  ------------     ------------     ------------     ------------
Shares outstanding at beginning of period           12,417,001       10,916,485       12,361,038       10,777,288

Shares issued under retirement plan                       --               --             55,963           41,798

Restricted stock awards, net of forfeitures              3,000           19,072            3,000           19,072


Shares issued from debenture and related
   interest conversion                                 527,225        1,124,565          527,225        1,221,964

                                                  ------------     ------------     ------------     ------------
Shares outstanding at end of period                 12,947,226       12,060,122       12,947,226       12,060,122
                                                  ============     ============     ============     ============

Weighted average shares outstanding (A)             12,551,141       11,571,802       12,455,352       11,213,297
                                                  ============     ============     ============     ============

Net loss                                          $ (1,562,342)    $   (973,889)    $ (2,886,342)    $ (2,066,519)
                                                  ============     ============     ============     ============

Basic loss per common share                       $      (0.12)    $      (0.08)    $      (0.23)    $      (0.18)
                                                  ============     ============     ============     ============

(A) Stock options and other common share equivalents are not included in the calculation of the net loss per common share for the three- and six-month periods ended March 31, 1998 and 1997 as their effect is antidilutive.